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EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 4, 2002, except as to Note 2 which is as of May 20, 2002 relating to the financial statements, which appears in JNI Corporation's Annual Report on Form 10-K/A for the year ended December 31, 2001. We also consent to the incorporation by reference of our report dated February 4, 2002, except as to Note 2 which is as of May 20, 2002 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K/A.

PricewaterhouseCoopers LLP

San Diego, California
June 7, 2002

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CONSENT OF INDEPENDENT ACCOUNTANTS